Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6846 pr@benefitfocus.com Investor Relations: ICR for Benefitfocus, Inc. Brian Denyeau 646-277-1251 brian.denyeau@icrinc.com

Benefitfocus Announces Fourth Quarter and Full Year 2014 Financial Results and Strategic Investment

Transaction

•	Total revenue of $40.2 million, up 33% year-over-year; Employer revenue up 47% year-over-year

•	GAAP Gross margin of 41%, expands 900 basis points sequentially

•	Closes on $74.7 million strategic equity investment with Mercer

Charleston, S.C. – February 24, 2015 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced financial results for the fourth quarter and full year 2014.

“Benefitfocus delivered a strong fourth quarter performance that capped a record year for the company. We exceeded expectations on both the top and bottom line during the quarter, with 33% total revenue growth driven by 47% growth in employer revenue, and a 900 basis point sequential improvement in gross margin,” said Shawn Jenkins, President and Chief Executive Officer of Benefitfocus. “We delivered a number of exciting achievements in 2014, such as supporting dozens of private exchanges, including the nation’s largest; adding 160 new large employer customers; and successfully graduating our first class of third-party systems integrators.”

Jenkins added, “Today’s announcement with Mercer, which includes a long-term commercial contract expansion and a strategic equity investment in Benefitfocus, is further validation of our leadership in the private exchange and cloud-based benefits administration market. As we look ahead to 2015 we are focused on strengthening our position even more, with a specific emphasis on enhancing our marketplace solutions and creating the first significant upsell opportunity in our employer market with the introduction of several new product offerings. We also expect to continue leveraging the investments we made in 2014 and deliver improvements in profitability. We believe our strong growth profile in a dynamic, multi-billion dollar market, coupled with improving profitability, is a powerful combination that will deliver value for our shareholders.”

Fourth Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $40.2 million, an increase of 33% compared to the fourth quarter of 2013.

•	Software revenue was $36.1 million, an increase of 28% compared to the fourth quarter of 2013.

•	Professional services revenue was $4.1 million, an increase of 107% compared to the fourth quarter of 2013.

•	Employer revenue was $19.5 million, an increase of 47% compared to the fourth quarter of 2013.

•	Insurance carrier revenue was $20.7 million, an increase of 21% compared to the fourth quarter of 2013.

Non-GAAP Net Loss and Adjusted EBITDA

•	Non-GAAP net loss was ($10.0) million, compared to ($7.4) million in the fourth quarter of 2013. Non-GAAP net loss per share was ($0.39), based on 25.6 million basic and diluted weighted average common shares outstanding, compared to ($0.30) in the fourth quarter of 2013 based on 24.5 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was ($8.0) million, compared to ($5.1) million in the fourth quarter of 2013

•	See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet and Cash Flow

•	Cash, cash equivalents and marketable securities at December 31, 2014 totaled $56.2 million, compared with $60.9 million at the end of the third quarter of 2014.

Full Year 2014 Financial Highlights

Revenue

•	Total revenue was $137.4 million, an increase of 31% compared to the full year 2013.

•	Software revenue was $125.1 million, an increase of 28% compared to the full year 2013.

•	Professional services revenue was $12.3 million, an increase of 75% compared to the full year 2013.

•	Employer revenue was $62.0 million, an increase of 53% compared to the full year 2013.

•	Insurance carrier revenue was $75.4 million, an increase of 18% compared to the full year 2013.

Non-GAAP Net Loss and Adjusted EBITDA

•	Non-GAAP net loss was ($53.0) million, compared to ($27.1) million in 2013. Non-GAAP net loss per share was ($2.10), based on 25.2 million basic and diluted weighted average common shares outstanding, compared to ($1.22) in 2013, based on 22.2 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was ($43.8) million, compared to ($18.9) million in 2013.

Fourth Quarter and Recent Business Highlights

•	In the first quarter of 2015, Mercer purchased newly issued common stock, representing 9.9% post issuance of the outstanding common equity in Benefitfocus, at a price per share of $26.50, for approximately $74.7 million in cash. In addition, Mercer expanded its strategic commercial relationship with Benefitfocus.

•	Entered into an expanded credit facility, led by Silicon Valley Bank, for up to $60 million with an additional $40 million expansion feature over time.

•	Ended the year with 553 large employer customers, up from 393 at the end of the year ago period, and 43 insurance carrier customers, compared to 40 at the end of the year ago period.

•	New employer customer relationships added during the quarter included the State of Delaware, Capella Education Company, Lane Construction Company, Summerwood Corporation, Omnicell, Inc., and Schneider Electric, among others.

•	The first class of third-party system integrators graduated from the Benefitfocus Implementation Program. Graduates of the program include: Deloitte Consulting LLP, ROC Americas, HRrchitect, Aasonn, and Providence Technology Solutions (an affiliate of The HCiGroup).

Business Outlook

Based on information available as of February 24, 2015, Benefitfocus is issuing guidance for the first quarter and full year 2015 as indicated below.

First Quarter 2015:

•	Total revenue is expected to be in the range of $41.0 million to $41.5 million.

•	Non-GAAP net loss is expected to be in the range of ($13.8) million to ($14.3) million, or ($0.51) to ($0.53) per share, based on 26.8 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($8.5) million to ($9) million.

Full Year 2015:

•	Total revenue is expected to be in the range of $170.0 million to $174.0 million.

•	Non-GAAP net loss is expected to be in the range of ($59.0) million to ($63.0) million, or ($2.10) to ($2.24) per share, based on 28.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($35.0) million to ($39.0) million.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, February 24, 2015 at 5:00 p.m. Eastern Time to discuss the company’s preliminary financial results. To access this call, dial (855) 233-6991 (domestic) or (317) 586-4497 (international) with conference ID 65780947. A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until March 24, 2015.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 23 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Non-GAAP Financial Measures

The company uses non-GAAP financial measures in this release and its conference call, including non-GAAP operating loss, net loss, net loss per share, adjusted gross profit, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow, that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating loss, net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, offering costs expensed and interest associated with building lease financing obligations. Adjusted gross profit excludes stock-based compensation, amortization of acquisition-related intangible assets, amortization of software development costs, and depreciation. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. We define free cash flow as cash flow from operations less capital expenditures and capitalized software. Please note that other companies might define their non-GAAP financial measures differently than we do.

The guidance provided for 2015 reflects a change in the definition of the company’s non-GAAP measures of non-GAAP net loss and net loss per share as compared to the definition above applied for 2014. For 2015, Non-GAAP net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets and offering costs expensed. For comparability purposes with our peer group, we will no longer add back interest expense on building lease obligations to these items.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Forward-Looking Disclaimer

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: fluctuations in our financial results; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain our culture and recruit and retain qualified personnel; our ability to compete effectively; our increased reliance on Mercer as a result of the expanded relationship; privacy, security and other risks associated with our business; general economic risks; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$40,187	$30,256	$137,420	$104,752
Cost of revenue (1)(2)	23,852	19,473	87,470	62,411

Gross profit	16,335	10,783	49,950	42,341
Operating expenses:(1)(2)
Sales and marketing	11,308	8,976	48,467	36,072
Research and development	11,110	6,708	41,729	23,532
General and administrative	5,823	2,790	18,657	10,974
Change in fair value of contingent consideration	—	—	—	(43)

Total operating expenses	28,241	18,474	108,853	70,535

Loss from operations	(11,906)	(7,691)	(58,903)	(28,194)
Other income (expense):
Interest income	13	15	77	46
Interest expense on building lease financing obligations	(1,574)	(443)	(3,624)	(1,768)
Interest expense on other borrowings	(206)	(109)	(682)	(381)
Other (expense) income	(11)	(66)	(22)	(95)

Total other expense, net	(1,778)	(603)	(4,251)	(2,198)

Loss before income taxes	(13,684)	(8,294)	(63,154)	(30,392)
Income tax expense (benefit)	5	(12)	25	(31)

Net loss	$(13,689)	$(8,282)	$(63,179)	$(30,361)

Comprehensive loss	$(13,689)	$(8,282)	$(63,179)	$(30,361)

Net loss per common share:
Basic and diluted	$(0.54)	$(0.34)	$(2.51)	$(2.99)

Weighted-average common shares outstanding:
Basic and diluted	25,569,203	24,474,566	25,207,099	10,144,243

(1) Stock-based compensation included in above line items:
Cost of revenue	367	86	986	274
Sales and marketing	519	78	1,395	171
Research and development	425	66	1,376	255
General and administrative	733	151	1,831	502

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	59	58	234	245
Sales and marketing	7	7	27	29
Research and development	9	9	37	40
General and administrative	1	2	7	9

Benefitfocus, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$51,074	$65,645
Marketable securities	5,135	13,168
Accounts receivable, net	21,311	23,668
Prepaid expenses and other current assets	4,242	4,322

Total current assets	81,762	106,803
Property and equipment, net	54,021	27,444
Intangible assets, net	951	1,256
Goodwill	1,634	1,634
Other non-current assets	1,650	2,474

Total assets	$140,018	$139,611

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$5,589	$4,354
Accrued expenses	9,171	3,911
Accrued compensation and benefits	17,374	14,183
Deferred revenue, current portion	20,384	15,158
Financing and capital lease obligations, current portion	4,197	4,288

Total current liabilities	56,715	41,894

Deferred revenue, net of current portion	74,126	65,063
Revolving line of credit	17,657	5,757
Financing and capital lease obligations, net of current portion	32,240	14,263
Other non-current liabilities	2,103	1,202

Total liabilities	182,841	128,179

Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 and 2013	—	—
Common stock, par value $0.001, 50,000,000 shares authorized, 25,608,937 and 24,495,651 shares issued and outstanding at December 31, 2014 and 2013, respectively	26	24
Additional paid-in capital	223,409	214,487
Accumulated deficit	(266,258)	(203,079)

Total stockholders’ (deficit) equity	(42,823)	11,432

Total liabilities and stockholders’ (deficit) equity	$140,018	$139,611

Benefitfocus, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(63,179)	$(30,361)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	9,493	8,172
Stock-based compensation expense	5,588	1,202
Change in fair value and accretion of warrant	744	892
Interest accrual on financing obligation	3,624	1,768
Change in fair value of contingent consideration	—	(17)
Provision for doubtful accounts	—	(32)
Loss on disposal or impairment of property and equipment	25	65
Changes in operating assets and liabilities:
Accounts receivable, net	2,357	(10,264)
Accrued interest on short-term investments	162	—
Prepaid expenses and other current assets	833	(1,440)
Other non-current assets	824	—
Accounts payable	(199)	2,625
Accrued expenses	2,469	904
Accrued compensation and benefits	3,192	4,521
Deferred revenue	14,288	22,701
Other non-current liabilities	901	331

Net cash and cash equivalents (used in) provided by operating activities	(18,878)	1,067

Cash flows from investing activities
Purchases of short-term investments held to maturity	(12,959)	(13,168)
Proceeds from maturity of short-term investments held to maturity	20,830	—
Purchases of property and equipment	(9,824)	(8,918)
Proceeds from sale of property and equipment	—	9

Net cash and cash equivalents used in investing activities	(1,953)	(22,077)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	—	70,064
Draws on revolving line of credit	14,000	10,757
Payments on revolving line of credit	(2,100)	(5,000)
Proceeds from notes payable borrowing	—	1,465
Repayment of notes payable	—	(7,447)
Proceeds from exercises of stock options	2,817	699
Proceeds from issuance of common stock (excluding IPO)	—	68
Remittance of taxes upon vesting of restricted stock units	(226)	—
Payments of contingent consideration	—	(311)
Payments on financing and capital lease obligations	(8,231)	(3,343)

Net cash and cash equivalents provided by financing activities	6,260	66,952

Net (decrease) increase in cash and cash equivalents	(14,571)	45,942
Cash and cash equivalents, beginning of year	65,645	19,703

Cash and cash equivalents, end of year	$51,074	$65,645

Supplemental disclosure of non-cash investing and financing activities
Property and equipment acquisitions in accounts payable and accrued expenses	$4,226	$524

Property and equipment acquired with financing and capital lease obligations	$21,739	$5,440

Post contract support acquired with financing obligations	$754	$3,872

Benefitfocus, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$16,335	$10,783	$49,950	$42,341
Depreciation	1,408	1,186	5,459	4,257
Amortization of software development costs	43	714	2,257	2,618
Amortization of acquired intangible assets	59	58	234	245
Stock-based compensation expense	367	86	986	274

Adjusted gross profit	$18,212	$12,827	$58,886	$49,735

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(11,906)	$(7,691)	$(58,903)	$(28,194)
Amortization of acquired intangible assets	76	76	305	323
Stock-based compensation expense	2,044	381	5,588	1,202
Offering costs expensed	—	—	708	—

Total net adjustments	2,120	457	$6,601	$1,525

Non-GAAP operating loss	$(9,786)	$(7,234)	$(52,302)	$(26,669)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(13,689)	$(8,282)	$(63,179)	$(30,361)
Depreciation	1,774	1,456	6,931	5,231
Amortization of software development costs	43	714	2,257	2,618
Amortization of acquired intangible assets	76	76	305	323
Interest income	(13)	(15)	(77)	(46)
Interest expense on building lease financing obligations	1,574	443	3,624	1,768
Interest expense on other borrowings	206	109	682	381
Income tax (benefit) expense	5	(12)	25	(31)
Stock-based compensation expense	2,044	381	5,588	1,202

Total net adjustments	5,709	3,152	$19,335	$11,446

Adjusted EBITDA	$(7,980)	$(5,130)	$(43,844)	$(18,915)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(13,689)	$(8,282)	$(63,179)	$(30,361)
Amortization of acquired intangible assets	76	76	305	323
Stock-based compensation expense	2,044	381	5,588	1,202
Interest expense on building lease financing obligations	1,574	443	3,624	1,768
Offering costs expensed	—	—	708	—

Total net adjustments	3,694	900	10,225	3,293

Non-GAAP net loss	$(9,995)	$(7,382)	(52,954)	(27,068)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(9,995)	$(7,382)	$(52,954)	$(27,068)
Weighted average shares outstanding - basic and diluted	25,569,203	24,474,566	25,207,099	10,144,243
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	—	—	—	12,022,369

Shares used in computing non-GAAP net loss per share - basic and diluted	25,569,203	24,474,566	25,207,099	22,166,612

Non-GAAP net loss per common share - basic and diluted	$(0.39)	$(0.30)	$(2.10)	$(1.22)